EXHIBIT 10

                             STOCK ACQUISITION AND
                         TECHNOLOGY TRANSFER AGREEMENT

     This Stock Acquisition and Technology Transfer Agreement (the "Agreement") is entered into as of this 12th day of September 2002, by and between ARC Finance Group, LLC ("ARC"), a Delaware limited liability corporation and Recom Managed Systems, Inc., a Delaware corporation ("Recom").

                                   RECITALS

     WHEREAS, Recom is a publicly-traded company that has been presented with an opportunity to acquire certain Technology from ARC, which ARC has stated it intends to seek commercial development of or with respect to, and Recom wishes to acquire that Technology, whether now owned by ARC or developed hereinafter by or on behalf of ARC, in order to maximize Recom's future business development; and

     WHEREAS, for purposes of this Agreement the term "Technology" shall mean all intellectual property (including, without limitation, all know-how, patents, copyrights, trade secrets, applications for patents, or other methods now or hereafter acquired or developed with the involvement of ARC) that ARC claims ownership of and which ARC is utilizing in order to bolster its plans to develop certain valuable devices, products and/or services relating to the business of heart monitoring, all of which ARC hopes -- upon the completion of development --will be capable of (a) accurately measuring heart functions, (b) automatically and remotely evaluating such functions by use of the telephones, the Internet and other like transmission systems and (c) providing the patient and the patient's physician with important data on a timely basis. ARC hopes that this technology, if ultimately developed to a commercial state, will result in medical products and devices that are capable of providing early warnings to patients and physicians regarding heart malfunctioning; and

     WHEREAS, ARC hopes to utilize the Technology to, ultimately, develop medical products and devices that are capable of providing early warnings to patients and physicians regarding potential heart function; and

     WHEREAS, ARC desires to sell, convey and transfer all of its rights in the Technology and in the above referenced enhancements thereof to Recom in exchange for Recom issuing to ARC seven million eight hundred thousand (7,800,000) restricted shares of common stock of Recom, which will represent approximately 85% of the total Recom shares issued and outstanding on the Closing, as hereinafter defined.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and representations set forth below and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1

                      ISSUANCE OF SECURITIES IN EXCHANGE
                         FOR ASSIGNMENT OF TECHNOLOGY

     1.1 Issuance of Shares. Subject to the terms and conditions of this Agreement, Recom hereby agrees to issue to ARC on the Closing Date, 7,800,000 shares of common stock of Recom ("Shares"), which are not registered under the Securities Act of 1933 as amended (the "Act"), shall be fully restricted under Rule 144 as promulgated under the Act but shall also be free and clear of any and all encumbrances.


Page 1



     1.2 Assignment of Technology. In exchange for the Shares being issued to ARC, ARC hereby transfers and assigns to Recom, on the Closing, fully and absolutely, all right, title and interest of ARC in and to the Technology, all intellectual property rights and all other intangible property rights appertaining or relating to the Technology hereafter developed by ARC. Upon the Closing, Recom shall be the sole owner and beneficiary of the Technology and all enhancements or other derivations of the Technology described anywhere in this Agreement.

     1.3 Exemption from Registration. The parties hereto intend that the Common Stock to be issued by Recom to ARC shall be exempt from the registration requirements of the Act, pursuant to Section 4(2) thereof and other applicable exemptions contained in rules and regulations promulgated thereunder.

                                   ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF RECOM

     Except as disclosed in Schedule 2, which is attached hereto and incorporated herein by reference, Recom represents and warrants to ARC that:

     2.1 Organization. Recom is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, has all necessary corporate powers to own properties and to carry on business, and it is not now conducting any business, except to the extent to which the effecting of the transaction contemplated by this Agreement constitutes doing business. Recom is duly qualified to do business as a foreign corporation and is in good standing under the laws of California.

     2.2 Capitalization. The authorized capital stock of Recom consists of 50,000,000 shares of $.001 par value Common Stock of which 1,429,928 shares of Common Stock are currently issued and outstanding. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Recom to issue or to transfer from treasury any additional shares of its capital stock of any class.

     2.3 Subsidiaries. Recom does not presently have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

     2.4 Directors and Officers. Schedule 2 contains the names and titles of all directors and officers of Recom as of the date of this Agreement.

     2.5 Financial Statements. Recom has delivered to ARC its audited balance sheet and statements of operations and cash flows as of and for the year ended December 31, 2001, and its unaudited balance sheet and statement of operations for the six months ended June 30, 2002 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. As of the Closing, all payables and debts of Recom shall have been paid.

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     2.6   Absence of Changes.  Since June 30, 2002, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to Recom's knowledge, Recom has not experienced or suffered any material adverse change in its condition (financial or otherwise), results of operations, properties, business or prospects or waived or surrendered any claim or right of material value.

     2.7 Absence of Undisclosed Liabilities. To Recom's knowledge and to the extent not material, neither Recom nor any of its assets is subject to any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the Financial Statements.

     2.8 Tax Returns. Recom has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties, if any, due and payable.

     2.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, ARC shall have the opportunity to meet with Recom's accountants and attorneys to discuss the financial condition of Recom. Recom shall make available to ARC all books and records of Recom.

     2.10 Trade Names and Rights. Recom does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

     2.11 Compliance with Laws. To its knowledge and except to the extent not material, Recom has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business.

     2.12 Litigation. Recom is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the knowledge of Recom, threatened against or affecting Recom or its business, assets, or financial condition. Recom is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. Recom is not engaged in any legal action to recover moneys due to it.

     2.13 No Pending Investigation. Recom is not aware of any pending investigations or legal proceedings by the SEC, the NASD, any state securities regulatory agency, or any other governmental agency regarding Recom or any officers or directors of Recom.

     2.14 Authority. Recom has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of Recom has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of Recom, the performance of the obligations of Recom under this Agreement and the consummation by Recom of the transactions contemplated under this Agreement. No other corporate proceedings on the part of Recom are necessary to authorize the execution and delivery of this Agreement by Recom in the performance of its obligations under this Agreement. This Agreement is, and when executed and delivered by Recom, will be a valid and binding agreement of Recom, enforceable against Recom in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

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     2.15   Ability to Carry Out Obligations.  Neither the execution and delivery of this Agreement, the performance by Recom of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will, to Recom's knowledge: (a) violate any provision of Recom's certificate of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of Recom, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which Recom is bound; (d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Recom; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Recom is bound or subject, except to the extent notice or approval by shareholders and regulatory authorities may be required.

     2.16 Validity of the Shares. The Shares, when issued and delivered under the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     2.17 Full Disclosure. None of the representations and warranties made by Recom herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Recom, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     2.18 Material Contracts and Obligations. Recom has no material contracts to which it is a party or by which it is bound.

     2.19 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Recom in order for Recom to:
(a) execute and deliver this Agreement; (b) perform its obligations under this Agreement; or (c) consummate the transactions contemplated by this Agreement. In the event shareholder approval of Recom is determined by Recom prior to the Closing to be necessary to effectuate the Closing, Recom will proceed under applicable State and Federal law to promptly obtain such approval.

     2.20 Real Property. Recom does not own, use or claim any interest in any real property, including without limitation any license, leasehold or any similar interest in real property.

                                   ARTICLE 3

                       REPRESENTATIONS AND WARRANTIES OF ARC

     ARC represents, warrants and covenants to Recom that as of the date of this Agreement and through and including the Closing Date:

     3.1 Consents, Authorization and Validity of Agreement. ARC has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Closing Documents and to perform its obligations under this Agreement. The execution, delivery and performance by ARC of this Agreement, and any other documents relating thereto are within its power and have been duly authorized. Upon execution hereof, this Agreement shall constitute valid and binding agreements and obligations of ARC, enforceable against ARC and its affiliates in accordance with their respective terms.

     3.2 Consents and Approvals; No Violations. The execution and delivery of this Agreement by ARC and the consummation by ARC of the sale of the Technology as contemplated herein and the other transactions contemplated hereby will not (a) constitute a violation of any statute, rule, regulation, order or decree of any public body or authority by which ARC or any of its affiliates is bound or by which any of their respective properties or assets are bound, except to the extent that any such violation proves to be immaterial to the businesses of ARC or (after the Closing) Recom, (b) result in a violation or breach of, conflict with, constitute a default, or result in the creation of any encumbrance upon any of the properties or assets of ARC under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, lease, franchise agreement or any other instrument or obligation to which ARC or any company controlled by ARC is a party, except to the extent that any such violation proves to be immaterial to the businesses of ARC or (after the Closing) Recom.

     3.3 Existence and Good Standing. ARC is a limited liability corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified or licensed as a foreign corporation to conduct its business or shall obtain qualification or licensure in such a manner compliant with applicable law or, to the extent of any non-compliance, such non-compliance being immaterial.

     3.4   Compliance with Law.   ARC is and at all times relevant to this
Agreement has been in compliance in all material respects with Legal Requirements applicable to this Agreement. To the knowledge of ARC no event has occurred or circumstance exists that (with or without notice or lapse of time or both) may constitute or result in a violation by ARC of, or a failure by ARC to comply with, any applicable Legal Requirement other than violations which prove to be immaterial. For purposes of this Section 3.4, "Legal Requirement" means any federal, state, local, municipal or other administrative order, constitution, law, code, rule, directive, ordinance, principle of common law, regulation, statute and similar provisions having the force or effect of law and also means any award, decision, summons, writ, injunction, judgment, order, ruling, subpoena, citation, decree or verdict entered, issued, made, given or rendered by any court, administrative agency or other governmental body or by any arbitrator.

     3.5 Litigation. There are no (i) actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of ARC, threatened against ARC or (ii) judgements, injunctions, writs, rulings or orders by any governmental agency or authority against ARC which relates to or may have an adverse effect upon the Agreement or any provision thereof, except as to such matters that are immaterial to this Agreement.

     3.6 Disclosures. No representation or warranty by ARC in this Agreement or any Schedule or Exhibit, or any statement, list or certificate furnished or to be furnished by the ARC pursuant to this Agreement, or in connection with these transactions, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

     3.7 Investment Representation. The Shares are restricted securities within the meaning of the United States federal securities laws including the Act, and ARC is acquiring the Shares for its own account for investment purposes only and not with a view to or for sale in connection with the distribution thereof. The certificate or certificates evidencing the Shares shall bear a legend substantially as follows:

     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE OR SECURITIES LAWS AND NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, IS AVAILABLE."

     3.8   Technology.     No officer, employee, owner, relative of such
officer, employee, or owner, or affiliate of ARC has any right or interest in or to any part of the Technology. ARC has taken all reasonable security measures to protect the secrecy, confidentiality and value of all of its trade secrets and confidential information, including, without limitation, entering into written agreements with its employees and other persons who may have participated in the development, discovery or invention of any trade secret, or who may have knowledge of or access to any trade secret or confidential information, which provides for the non-disclosure of trade secrets and confidential information and the transfer of all rights in and to the same to ARC.

                                   ARTICLE 4

                                   COVENANTS

     4.1 Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request. If the transaction contemplated hereby is not completed, all documents received by each party and/or its attorneys and accountants, auditors or other authorized representatives shall be returned to the other party who provided same upon request. The parties hereto, their directors, employees, agents and representatives shall not disclose any of the information described above unless such information is already disclosed to the public, without the prior written consent of the party to which the confidential information pertains. Each party shall take such steps as are necessary to prevent disclosure of such information to unauthorized third parties.

     4.2 Conduct of Business. Prior to the Closing, Recom shall conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Recom shall not amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business except as otherwise contemplated herein.

                                    ARTICLE 5

                     CONDITIONS PRECEDENT TO RECOM'S PERFORMANCE

     5.1 Conditions. The obligations of Recom hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 5. Recom may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Recom of any other condition of or any of Recom's other rights or remedies, at law or in equity, if ARC shall be in default of any of its representations, warranties, or covenants under this Agreement.

     5.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by ARC in this Agreement or in any written statement that shall be delivered to Recom by ARC under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     5.3 Performance. ARC shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     5.4 Delivery of Assignment. ARC shall have delivered to Recom an assignment of the Technology and of other rights as set forth in subparagraph
1.2 above, in form and substance acceptable to counsel for Recom consistent with this Agreement.

     5.5 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against ARC or against the Technology or any component thereof on or before the Closing Date.

                                  ARTICLE 6

                   CONDITIONS PRECEDENT TO ARC'S PERFORMANCE

     6.1 Conditions. ARC's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 6. ARC may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by ARC of any other condition of or any of ARC's rights or remedies, at law or in equity, if Recom shall be in default of any of its representations, warranties, or covenants under this Agreement.

     6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Recom in this Agreement or in any written statement that shall be delivered to ARC by Recom under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     6.3 Performance. Recom shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     6.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Recom on or before the Closing Date.

     6.5 Sale of Warrants to Sim Farar. Prior to the Closing, Sim Farar will purchase from Recom a warrant to purchase 200,000 shares of Recom common stock (the "Warrant") at an exercise price of $2.00 per share commencing September 1, 2004 and terminating thirty six months thereafter substantially in a form acceptable to Recom. The purchase price of the Warrant shall be $125,000. The Warrant shall contain customary antidilution provisions, shall provide for cashless exercise, and the shares underlying the Warrant shall be registered at the same time and within the same registration statement as that provided for any other shareholder of Recom. Recom's bank account will have at least $125,000 in cleared funds from this transaction as of the Closing, after the payment of all payables and debts arising prior to the Closing.

     6.6 Directors of Recom. Effective on the Closing, Recom shall have appointed two directors and left one vacancy to be filled in the future, and such two appointees shall be subject to the approval of Recom. The current Officers and Directors of Recom shall have submitted their resignations as the Officers and Directors of Recom effective on the Closing of this transaction.

     6.7 Officers of Recom. Effective on the Closing, Recom shall have appointed the persons named on Exhibit B hereto as new officers and management.

                                   ARTICLE 7

                                    CLOSING

     7.1 Closing. The Closing of this transaction shall be held at a location designated by ARC in writing to Recom in the County of Los Angeles, State of California, or such other place as shall be mutually agreed upon, on September 19, 2002 or if not closed on that date for any reason as soon thereafter as may be agreed upon by the parties. This Agreement may be rescinded by either party (within its sole discretion) at any time prior to the Closing, without liability upon delivery of written notice to the other party.

     7.2 Recom shall deliver to ARC a stock certificate representing 7,800,000 shares of Recom restricted common stock issued in the name of ARC or its limited designees as may be approved by Recom.

     7.3 ARC shall deliver to Recom an assignment of the technology and other rights in accordance with subparagraph 1.2 above substantially in the form of Exhibits A and B attached hereto.

     7.4 Recom shall deliver a signed Consent and/or Minutes of the Directors approving this transaction.

                                 ARTICLE 8

                              INDEMNIFICATION


     8.1 (a) Each of Recom, ARC and Tracey Hampton, (individually an "Indemnitor" and collectively the "Indemnitors"), jointly and severally, agrees to indemnify and hold Sim Farar, Joel Farar, Justin Farar, Vanguard West, LLC, Jack Brehm and Arthur Lyons (individually an "Indemnitee" and collectively the "Indemnitees") and each person, if any, who controls any of the Indemnitees within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon the Technology, entering into this Agreement, or arise out of or are based upon any act or omission or alleged omission occurring after the date of this Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have under this Agreement.

          (b) The Indemnitees agree to indemnify and hold harmless the Indemnitors, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or several by, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in this Agreement, provided that the provisions in this Section shall terminate and be of no force or effect whatever six months from the date hereof and provided that in the aggregate the amount of any liability hereunder by Indemnitees to the Indemnitors shall not exceed $100,000.

          (c)  Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Article 8). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless:

               (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action;

               (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action; or

               (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

          (d) The only claims subject to this indemnification provision are those claims arising directly out of this Agreement, and no other claims may be asserted by Indemnitors or Indemnitees under any circumstances whatsoever that would limit or offset in any way the scope of this indemnification provision.

     8.2 Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Indemnitors and Recom contained in this Agreement, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnitees or any controlling person thereof or by or on behalf of the Indemnitees or any of them, any of their officers and directors or any controlling person thereof, and shall survive the execution and delivery of this Agreement except to the extent expressly set forth herein.

                                  ARTICLE 9

                                MISCELLANEOUS

     9.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     9.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     9.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     9.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     9.5 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings. There are and have in fact been no restrictions, promises, warranties or undertakings other than those set forth herein. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a subsequent amendment in writing signed by all parties hereto.

     9.6 Choice of Law; Arbitration. This Agreement and its application shall be governed by the laws of the State of California, except to the extent its conflict of laws provisions would apply the laws of another jurisdiction, and California will be the proper venue for jurisdictional purposes for any actions brought to enforce this Agreement. Any dispute hereunder shall be subject to binding arbitration in accordance with the rules of the American Arbitration Association and judgment thereon shall be not subject to appeal or collateral attack.

     9.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

           Recom:

                   Sim Farar, President
                   Recom Managed Systems, Inc.
                   914 Westwood Boulevard, Suite 809
                   Los Angeles, California  90024
                   (818) 702-9977
                   (818) 8630-0768 fax

           ARC:

                   Tracey Hampton
                   Manager
                   ARC Finance Group, LLC
                   21550 Oxnard Street
                   Suite 300
                   Woodland Hills, California  91367
                   (818) 615-2058

           with copy not constituting notice to:

                   Jon D. Sawyer
                   Krys Boyle, P.C.
                   600 17th Street, Suite 2700 South
                   Denver, Colorado 80202
                   (303) 893-2300
                   (303) 893-2882 fax

     9.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     9.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     9.10 Brokers. The parties hereto represent and agree that no broker has brought about the aforementioned transaction. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any broker or person, except as described in this paragraph.

     9.11 Announcements. Recom and ARC will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers, subject to Recom's obligations under the Delaware General Corporation Law and the federal securities laws. Recom expects to issue a press release and to provide its shareholders with a letter generally describing the transaction. Recom and ARC currently anticipate that the only other public pronouncement necessary or appropriate with respect to this transaction will be the filing of a Form 8-K with the Securities and Exchange Commission in accordance with applicable law.

     9.12 Expenses. Recom and ARC will pay their own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

     9.13 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for herein above, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

     9.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be considered an original instrument and all of which together will be considered one and the same agreement, and will become effective when counterparts, which together contain the signatures of each party, will have been delivered to Recom and ARC. Delivery of executed signature pages by facsimile transmission will constitute effective and binding execution and delivery of this Agreement.

     AGREED TO AND ACCEPTED as of the date first above written.

RECOM MANAGED SYSTEMS, INC.


By /s/ Sim Farar
   Sim Farar, President

ARC FINANCE GROUP, LLC


By /s/ Tracey Hampton
   Tracey Hampton, Manager

                                  SCHEDULE 2

                           Recom Managed Systems, Inc.
                                  ("Recom")

2.4   The Officers and Directors of Recom are as follows:

    Name                                 Position
    ----                                 --------

Sim Farar               Chairman of the Board, CEO and President

Jack Brehm              CFO and Director

Arthur Lyons            Secretary and Director

                                   EXHIBIT A

                      ASSIGNMENT OF TECHNOLOGY AND RIGHTS

Pursuant to the requirements of that certain Stock Acquisition and Technology Transfer Agreement attached hereto, ARC Finance Group, LLC ("ARC") hereby assigns and transfers to Recom Managed Systems, Inc., a Delaware corporation ("Recom"), all right, title and interest of ARC in and to the technology as described in the foregoing Agreement, and ARC agrees that Recom shall and hereby is the sole owner and beneficiary of all rights held by ARC in and to the technology.

WHEREFORE, the assignor has set his signature below to confirm and acknowledge the foregoing assignment.



___________________________________________
Tracey Hampton, for ARC Finance Group, LLC